                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          -------------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): January 26, 2001

                           COMMUNITY BANK SYSTEM, INC.
                          ----------------------------
            (Exact name of registrant as specified in its charter)

        Delaware                     0-11716                   16-1213679
      -----------              -------------------         ----------------
(State or Other Jurisdiction  (Commission File Number)      (I.R.S. Employer
of Incorporation)                                          Identification No.)

         5790 Widewaters Parkway, DeWitt, New York                13214
       ---------------------------------------------            --------
         (Address of Principal Executive Offices)               (Zip code)

                        ---------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.       Other Events.

      Effective as of 5:00 p.m. on January 26, 2001, Community Bank, N.A.
("Community Bank"), a wholly-owned banking subsidiary of Community Bank
System, Inc. (the "Company"), consummated its merger (the "Merger") with The
Citizens National Bank of Malone ("Citizens National Bank"), with Community
Bank surviving the Merger as the continuing bank.  In the Merger, the Company issued approximately 952,000 shares of its common stock to the former shareholders of Citizens National Bank, of which 648,100 shares were issued from the Company's treasury stock holdings and the remainder was issued from the authorized but unissued shares of the Company's common stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
(c)   Exhibits.

            Exhibit No.                         Description
            -----------                         -----------

               99.1                       Joint Press Release, dated January
                              29, 2001, issued by Community Bank System, Inc.
                              and The Citizens National Bank of Malone.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of
1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMMUNITY BANK SYSTEM, INC.

                                    By: /s/ Sanford A. Belden
                                       ----------------------
                                        Name: Sanford A. Belden
                                        Title: President and Chief Executive
Officer

Date: February 13, 2001

                                                                  Exhibit 99.1
                                                                  ------------

                                       For further information please contact:
                          David G. Wallace, S.V.P. and Chief Financial Officer
                                                       Office:  (315) 445-7310
                                                          Fax:  (315) 445-2997

                                             James A. Wears, President Banking
                                                        Office: (315) 379-4535
FOR IMMEDIATE RELEASE                                 Fax:   (315) 379-4622

             CITIZENS NATIONAL AND COMMUNITY BANK COMPLETE MERGER

      Syracuse, New York, and Malone, New York, January 29,
2001-----Community Bank, N.A. (CBNA) , a wholly-owned banking subsidiary of
Community Bank System, Inc. (NYSE: CBU), is pleased to announce the successful completion of its merger with Citizens National Bank of  Malone.

      Sanford A. Belden, President and Chief Executive Officer of Community
Bank, stated, "Citizens' five branches, with their $100 million in deposits and $60 million in loans, has merged into Community Bank, N.A., extending our strong market presence in Northern New York, a region where we have been banking very profitably since 1866."  The branches are located in Brushton,
Chateaugay, Hermon, and Malone (2).  Mr. Belden welcomed the customers and employees in these branches, stating that the new locations strategically fill in or add adjacent markets to CBNA's existing branch network, strengthen service delivery efficiency, enlarge the marketplace for loan and fee income products, and bring new products to the former Citizens customers.

     Separately,  in late  November  2000,  CBU  announced  its first  strategic partnership outside of New York State with the signing of a definitive agreement with First  Liberty Bank Corp.  (NASDAQ-OTC:  FLIB),  a $647 million  asset,  13 branch commercial bank based in Jermyn,  Pennsylvania,  to acquire all the stock
ofFLIB and merge First Liberty Bank  &&Trust  into Community  Bank, N.A.
(CBNA),  operating under its present name in Pennsylvania as a division of CBNA.
Subject to shareholder and regulatory approvals,  the transaction is expected to close in second quarter 2001.

      CBU is a registered bank holding company based in DeWitt, N.Y.  Its wholly-owned banking subsidiary, Community Bank, N.A.
(http://www.communitybankna.com), is the fifth-largest commercial banking franchise headquartered in Upstate New York, now having 72 customer facilities and 52 ATM's stretching diagonally from Northern New York to the
Southern Tier and west to Lake Erie.

      Other subsidiaries within the CBU family are Elias Asset Management,
Inc., an investment management firm based in Williamsville, N.Y.; Benefit
Plans Administrative Services, Inc. (BPA), a pension administration and consulting firm located in Utica, N.Y. which serves sponsors of defined benefit and defined contribution plans; Community Investment Services, Inc.
(CISI), a broker/dealer delivering financial products from selected locations within Community Bank's branch system and from offices in Jamestown and
Lockport, N.Y.; and Community Financial Services, Inc. (CFSI), an insurance agency based in Olean, N.Y., specializing in long-term health care and other selected products.

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